UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                          Synergy Financial Group, Inc.
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                (Name of Registrant as Specified in Its Charter)

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
                        Presentation to ISS Regarding the
                     2006 Annual Meeting of Stockholders of
                          Synergy Financial Group, Inc.

Forward-looking statements

This presentation contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts. When used in this presentation, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements.

Company profile

o Synergy Financial Group, Inc. is a $974 million financial services holding company headquartered in Cranford, New Jersey.

o Synergy Bank, the Company's principal subsidiary, has 20 branch banking offices in New Jersey's Middlesex, Monmouth and Union counties.

o The Company traces its roots to a federal credit union that was chartered in 1952 to serve employees of Schering Corporation.

Company profile

o In May of 1998, the former Synergy Federal Credit Union converted to a federally-chartered mutual savings bank.

o In March of 2001, Synergy Bank reorganized into a mutual holding company structure, whereby it became a stock savings bank that was wholly-owned by a federal stock corporation, which, in turn, was wholly-owned by Synergy, MHC.

Company profile

o In September 2002, the federal stock corporation completed a minority stock offering, at which time 1,454,750 shares of common stock were offered to the public, representing 43.5% of the outstanding common stock of the corporation.

o In August of 2003, Synergy Financial Group, Inc. was incorporated as a New Jersey corporation in connection with the conversion and reorganization to a full stock corporation on January 20, 2004.

Company profile

o One day later - on January 21, 2004 - the Company began trading on the NASDAQ National Market System ("SYNF").

o    At December 31, 2005:
     - $974 million of total assets;
     - 20 banking offices;
     - 30,000 households and businesses served;
     - 11,545,881 common shares outstanding;
     - $95 million in total stockholders' equity.

Company profile

                -----------------------------------------------
                          Synergy Financial Group, Inc.
                -----------------------------------------------
                                        |
                 --------------------------------------------
                 |                                          |
------------------------------------        ----------------------------------
        Synergy Bank                         Synergy Financial Services, Inc.
------------------------------------        ----------------------------------
                 |
------------------------------------
 Synergy Capital Investments, Inc.
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                 |
------------------------------------
 Synergy Investments Corporation
------------------------------------

Business drivers

o    Grow loans and diversify mix

o    Grow deposits and diversify mix

o    Grow and diversify other income

o    Control expenses

o    Enhance branch network and delivery options

o    Utilize capital market tools

Shareholder value

o    Through March 1, 2006:

     - A greater than 400% gain in the value of shares purchased in Synergy's September 2002 initial public offering, compared to an increase of 49% for the S&P 500 average.

     - A 35% increase in shares purchased in the Company's second-step offering in January 2004, compared to 13% gain for the S&P 500.

Grow loans and diversify mix

                              Net Loans in Millions

                                [GRAPHIC OMITTED]

                          2001     2002     2003     2004    2005
                          ----     ----     ----     ----    ----
                         $224.7   $319.4   $434.6   $561.7  $733.2
Net Loan Growth                     42.2%    36.1%    29.3%   30.5%

Grow loans and diversify mix

                           Loan Portfolio Composition
                                December 31, 2005

                                  [PIE OMITTED]

                        Single-family Real Estate        18%
                        Home Equity                      15%
                        Non-residential/Multi-family     37%
                        Consumer                         26%
                        Commercial                        3%
                        Construction                      1%

Grow loans and diversify mix

                                [GRAPHIC OMITTED]

                                 2001    2002    2003    2004    2005
                                 ----    ----    ----    ----    ----
Single-family Real Estate        46.8%   38.6%   29.7%   23.2%   17.5%
Home Equity                      19.0%   24.3%   22.0%   20.2%   15.3%
Non-residential / Multi-family    8.4%   15.1%   20.7%   26.7%   36.8%
Consumer                         25.8%   21.3%   25.8%   26.7%   25.7%
Commercial                                                2.2%    3.4%
Construction                                              1.0%    1.3%

Grow loans and diversify mix

            Non-performing Loans (greater than 90 days) in Thousands

                                [GRAPHIC OMITTED]

                        2001    2002    2003    2004    2005
                        ----    ----    ----    ----    ----
                        $71     $449    $348    $264    $382
                       0.03%    0.14%   0.08%   0.05%   0.05%

Grow loans and diversify mix

                    Net Charge-offs to Average Loans Outstanding

                                [GRAPHIC OMITTED]

                        2001    2002    2003    2004    2005
                        ----    ----    ----    ----    ----
                        0.08%   0.08%   0.24%   0.07%   0.08%

Grow loans and diversify mix

                   Allowance for Loan and Lease Losses in Thousands

                                [GRAPHIC OMITTED]

                         2001    2002    2003    2004    2005
                         ----    ----    ----    ----    ----
                       $1,372  $2,231  $3,274  $4,427  $5,763
                         0.61%   0.69%   0.75%   0.78%   0.78%

Grow deposits and diversify mix

                           Total Deposits in Millions

                                [GRAPHIC OMITTED]

                        2001     2002     2003     2004    2005
                        ----     ----     ----     ----    ----
                      $249.8   $354.1   $473.5   $538.9  $606.5
Total Deposit Growth             41.7%   33.7%    13.8%    12.6%

Grow deposits and diversify mix

                               Deposit Composition
                                December 31, 2005

                                  [PIE OMITTED]

                           Checking          10.1%
                           Savings            9.9%
                           Money Market      19.5%
                           Time              60.5%

Loan to deposit ratio

                                [GRAPHIC OMITTED]

                        2001     2002     2003     2004    2005
                        ----     ----     ----     ----    ----
                       90.43%   88.67%   85.13%   104.89% 121.72%

Control expenses

                                Efficiency Ratio

                                [GRAPHIC OMITTED]

                        2001     2002     2003     2004    2005
                        ----     ----     ----     ----    ----
                        73.2%    72.9%    70.8%    69.4%   68.9%

Enhance branch network and delivery options

     o    Opened eleven new
          branch offices since
          2002 in Middlesex,                            [MAP OMITTED]
          Monmouth and Union
          counties.

Enhance branch network and delivery options

Expansion plans -

o    Middlesex County
     o  Monroe (relocation), Woodbridge

o    Monmouth County
     o  Howell

o    Mercer County
     o  East Windsor

Enhance branch network and delivery options

o        Branch banking offices and Call Center open 7 days a week

o        Extended service hours

o        Internet- and telephone-based transactional banking services

o        Internet-based bill payment service for individuals and businesses

o        Internet-based cash management service for businesses

Utilize capital market tools

o Stock buy-back program commenced in 2003 to fund stockholder-approved benefit plans.

o Three additional buy-back programs have been announced since receiving authorization for same from regulator in December 2005.

o    Executed a series of capital leverage strategies.

Utilize capital market tools

o On June 22, 2004 the Company's Board of Directors declared a quarterly cash dividend of $0.04 per common share. One year later, the quarterly cash dividend was increased 25%, to $0.05 per common share.

o    Acquired First Bank of Central Jersey in January 2003.

Bank capital ratios

                  2001    2002    2003    2004   2005
                  ----    ----    ----    ----   ----
                                                          OTS "Well Capitalized"
Risk-based       12.00%  11.17%  10.41%  16.57% 12.84%            10.00%
Tier I           11.30%  10.41%   9.63%  15.79% 12.04%             6.00%
Tangible          7.48%   7.01%   6.37%  10.44%  8.96%             5.00%

Board profile

o The Board is made up of nine total directors.

o All are outside directors, with the exception of the president and chief executive officer.

o Three have been nominated for election at the upcoming annual meeting and six are continuing.

Board profile

o Key board committees (Audit, Nominating, Compensation) consist solely of outside directors.

o All directors who have been elected since Synergy's credit union conversion in 1998 live or work in the bank's market area.